EXHIBIT 23.1

CONSENT OF

PKF BEDRIJFSREVISOREN, ANTWERP, BELGIUM

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Remedent, Inc.

Xavier de Cocklaan 42

9831 Deurle, Belgium

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Remedent, Inc.’s 2004 Incentive and Nonstatutory Stock Option Plan of our report dated July 13, 2006 with respect to the consolidated financial statements of Remedent, Inc. included in its Annual Report (Form 10-KSB) for the year ended March 31, 2006, filed with the Securities and Exchange Commission.

Antwerp, Belgium

July 13, 2006

PKF bedrijfsrevisoren

Registered Auditors

Represented by

/s/ Ria Verheyen

Ria Verheyen

Registered Auditor